Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 333-90245, 033-53229 and 333-90229) pertaining to the Coca-Cola Enterprises Inc. Matched Employee Savings and Investment Plan of our report dated June 24, 2005, with respect to the 2004 financial statement of the Coca-Cola Enterprises Inc. Matched Employee Savings and Investment Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2005.

/s/ Ernst & Young LLP

Atlanta, Georgia

June 22, 2006